EXHIBIT 10.100

RESEARCH SERVICES AGREEMENT
BETWEEN
OHSU AND ADVANCED CELL TECHNOLOGY, INC.

This Agreement (“Agreement”), dated and effective as of  February 5, 2007 (the “Effective Date”), is between the Oregon Health & Science University, having offices at 2525 SW 1st Ave, Suite 120 Portland, Oregon 97201-4753 (“UNIVERSITY”), and Advanced Cell Technology, Inc. having offices at 1201 Bay Harbor Parkway, Alameda, CA  94052 (“COMPANY”).

1.                                      BACKGROUND

1.1                                 COMPANY desires research services in accordance with the scope of work outlined per Attachment A, and

1.2                                 The performance of such research is consistent, compatible and beneficial to the academic role and mission of UNIVERSITY as an institution of higher education, and, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

2.                                      SCOPE OF WORK

2.1                                 UNIVERSITY agrees to use all reasonable best efforts to perform for COMPANY the research activities described in Attachment A, hereinafter the SCOPE OF WORK, under the direction and supervision of Raymond Lund, PRINCIPAL INVESTIGATOR.

3.                                      TERM

3.1                                 This Agreement shall become effective upon being fully signed by both parties to this Agreement, and shall be shall be effective for a period of  24 (twenty-four) months  unless mutually agreed upon in writing between the parties.  Cost incurred prior to the effective date which would have been allowed had the agreement been fully executed as of February 1, 2007 shall be allowed.

4.                                      COMPENSATION

4.1                                 COMPANY agrees to reimburse UNIVERSITY for services performed under this Agreement in the amount of $345,328 in accordance with the budget itemized in Attachment B, 50% of the amount will be payable within thirty (30) days from execution of this Agreement and the remaining 50% will be payable within one hundred and twenty (120) days from the execution of this Agreement.  Checks to UNIVERSITY shall be made payable to OREGON HEALTH & SCIENCE UNIVERSITY and mailed to:

OREGON HEALTH & SCIENCE UNIVERSITY

Sponsored Projects Administration

2525 SW 1st Avenue, Suite 220

Portland, OR 97201

Tax ID No.: 93-1176109

5.                                      REPORTING REQUIREMENTS

5.1                                 UNIVERSITY will provide reports on the progress of the research as outlined or required in the

SCOPE OF WORK. All original raw data, records and reports shall be the property of UNIVERSITY, and UNIVERSITY shall retain all original data, records, and reports as per Clause 10.0 of the SCOPE OF WORK. Said written reports will be written as per Clause 9.0 of the SCOPE OF WORK. COMPANY shall be entitled to make use of the data, records, and reports for any purpose.

6.                                      CONFIDENTIALITY AND PUBLICATION

6.1                                 UNIVERSITY and PRINCIPAL INVESTIGATOR agree to keep confidential any COMPANY confidential and proprietary information supplied to it in writing by COMPANY and marked CONFIDENTIAL during the course of research performed by UNIVERSITY (Confidential Information).  This obligation extends for a period of five (5) years after the term of this Agreement.  Such Confidential Information will not be included in any published material without prior approval by COMPANY.  The obligations of this Section shall not apply to:

(a)          information which is or becomes known publicly through no fault of the UNIVERSITY or PRINCIPAL INVESTIGATOR;

(b)         information learned by UNIVERSITY or PRINCIPAL INVESTIGATOR through a third party entitled to disclose it;

(c)          information developed by UNIVERSITY or PRINCIPAL INVESTIGATOR independently  of information obtained from COMPANY as shown by written records;

(d)         information already known to UNIVERSITY or PRINCIPAL INVESTIGATOR before COMPANY’s disclosure as shown by witnessed prior written records; or

(e)          information required to be disclosed to by law, including the Oregon Public Records Law, to comply with government regulations, subpoenas or court orders provided COMPANY receives adequate notice of such demand and provided UNIVERSITY or PRINCIPAL INVESTIGATOR makes any such disclosure under an order protecting the confidential nature of proprietary information.

6.2                                 UNIVERSITY agrees to provide any proposed publication to COMPANY thirty (30) days prior to submission, for confidential review for the inclusion of COMPANY Confidential Information, and to determine whether patentable inventions of discoveries are disclosed therein.  COMPANY has the right to edit or remove COMPANY Confidential Information, prior to submission for publication.  Should the documents contain any patentable information, at COMPANY’s request UNIVERSITY shall withhold submission and/or publication for an additional sixty (60) days to allow U.S. patent filings.  In addition, in the event that the document includes data, information or material generated by COMPANY’s scientists, and professional standards for authorship would be consistent with including COMPANY’s scientists as co-authors of the document, the names of COMPANY’s scientists will be included as co-authors.

7.                                      EQUIPMENT

7.1                                 All equipment purchased under the terms of this agreement becomes the property of UNIVERSITY unless otherwise specified herein.

8.                                      INDEMNIFICATION

8.1                                 Each party hereto agrees to be responsible and assume liability for its own wrongful or negligent acts or omissions, or those of its officers, agents or employees to the full extent required by law, including the Oregon Tort Claims Act, ORS Sections 30.260 through 30.300.

9.                                      COMPLIANCE WITH LAWS

9.1                                 UNIVERSITY and PRINCIPAL INVESTIGATOR agree to comply with all applicable federal, state and local laws, codes, regulations, rules and orders.

10.                               ASSIGNMENT

10.1                           Neither party shall assign or transfer any interest in this Agreement, nor assign any claims for money due or to become due during this Agreement, without the prior written approval of the other party.

11.                               PUBLICATION BY COMPANY

11.1                           COMPANY will not include the name of UNIVERSITY in any advertising, sales, promotion, or other publicity matter without prior written approval of UNIVERSITY.

12.                               TERMINATION

12.1                           Either party may terminate this Agreement at any time if:

(a)          The other party materially breaches the terms of this Agreement, provided that the non-breaching party shall have given the breaching party written notice of such breach and the breaching party shall have failed to cure the same within thirty (30) days after receipt of such notice.

(b)         The loss or departure of PRINCIPAL INVESTIGATOR, and a mutually acceptable replacement cannot be found.

(c)          Performance of any part of this Agreement by a party is prevented or delayed by reason of Force Majeure and cannot be overcome by reasonable diligence to the satisfaction of either party.

(d)         The other party ceases, discontinues or indefinitely suspends its business activities related to the services to be provided under this Agreement, or the other party voluntarily or involuntarily files for bankruptcy.

(e)          The party has given ninety (90) days written notice to the other party.

12.2                           The party requesting termination will provide the other party with written notice specifying both the reason and the effective date of termination.  Upon the giving of such notice of termination by either party, the UNIVERSITY will use its reasonable best efforts to limit or terminate any outstanding commitments.

12.3                           Upon termination, UNIVERSITY shall deliver to COMPANY in the state they exist as of the date of termination of all work product, and Confidential Information belonging to COMPANY.  COMPANY shall within thirty (30) days after termination pay UNIVERSITY all payments due as of the effective date of termination.

13.                               NOTICES

13.1                           All notices or communications given hereunder shall be in writing and shall be delivered by hand, or by overnight courier, by facsimile with confirmation by mail, with all delivery charges prepaid and addressed to the parties as follows:

TO COMPANY:	Advanced Cell Technology, Inc.
1201 Bay Harbor Parkway
Alameda, CA 94052

TO UNIVERSITY:	Director, Technology & Research Collaborations
Oregon Health & Science University, AD120
2525 SW First Avenue, Suite 120
Portland, OR 97201-4753

with copy

TO PRINCIPAL INVESTIGATOR:	Raymond Lund

14.                               DISPUTE RESOLUTION AND GOVERNING LAW

14.1                           The Parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement. Thereafter, both parties agree that all disputes between them arising out of or relating to this Agreement, will be submitted to non-binding mediation unless the parties mutually agree otherwise.  All parties agree to exercise their best effort in good faith to resolve all disputes in mediation.

14.2                           This Agreement will be governed by and construed in accordance with the laws of the State of Oregon without reference to its choice of law provisions, the International Convention on the Sale of Goods or any other international treaty.  Any claim, action or suit between OHSU and COMPANY that arises out of or relates to performance of this Agreement will be brought and conducted solely and exclusively within the Circuit Court for Multnomah County, Oregon.  However, if any such claim, action or suit may be brought only in a federal forum, it will be brought and conducted solely and exclusively within the United States District Court of Oregon.

15.                               CHANGES AND AMENDMENTS

15.1                           THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES. THERE ARE NO UNDERSTANDINGS, AGREEMENTS, OR REPRESENTATIONS, ORAL OR WRITTEN, NOT SPECIFIED HEREIN REGARDING THIS AGREEMENT.  NO AMENDMENT, CONSENT OR WAIVER OF TERMS OF THIS AGREEMENT SHALL BIND EITHER PARTY UNLESS IN WRITING AND SIGNED BY ALL PARTIES.  ANY SUCH AMENDMENT, CONSENT, OR WAIVER SHALL BE EFFECTIVE ONLY IN THE SPECIFIC INSTANCE AND FOR THE SPECIFIC PURPOSE GIVEN.  COMPANY, BY THE SIGNATURE BELOW OF ITS AUTHORIZED REPRESENTATIVE, ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE AGREEMENT AND COMPANY AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date set forth herein by their duly authorized representatives.

OREGON HEALTH & SCIENCE UNIVERSITY           ADVANCED CELL TECHNOLOGY, INC.

By:	/s/ ARUNDEEP PRADHAN	Feb. 28, 2007	By:	/s/ WILLIAM M. CALDWELL, IV	2/1/07
Arundeep Pradhan, Director		Date	William Caldwell, IV		Date
Technology and Research Collaborations			Chairman and CEO

Acknowledged By:	/s/ Dr. RAYMOND LUND	2/27/07
	Dr. Raymond Lund	Date
Principal Investigator